MIDWEST EXPRESS HOLDINGS, INC
                              ANNUAL INCENTIVE PLAN
                     (as amended through February 11, 1998)

   1.   PURPOSE

        The purpose of this Annual Incentive Plan (the "Plan") of Midwest Express Holdings, Inc. (the "Company") is to provide an incentive compensation system that promotes and rewards the maximization of shareholder value over the long term through:

        (a) the annual establishment of Company objectives which are deemed by the Committee to be in the best long-range interests of the Company, and

        (b) the annual payment of Incentive Awards to each Participant in the form of an award of cash and/or stock, provided his or her performance has meaningfully contributed to the attainment of the Company's objectives.

   2.   EFFECTIVE DATE

        The Plan, as amended, is effective as of January 1, 1998.

   3.   BASIC DEFINITIONS

        "Administrator" means, with respect to Participants who are then executive officers of the Company, the Committee and, with respect to Participants who are not then executive officers of the Company, the Chief Executive Officer of the Company.

        "Affiliate" means any company in which the Company directly or indirectly owns 20% or more of the equity interest (collectively, the "Affiliates").

        "Board" means the Board of Directors of the Company.

        "CEO" means the Chief Executive Officer of the Company.

        "Committee" means the Compensation Committee of the Board.

        "Control Measures" shall have the meaning set forth in section 10 of this Plan.

        "Incentive Award" means an award to a Participant under this Plan payable based upon the achievement of preestablished objectives in cash and/or stock.

        "Measurement Period" means the fiscal year of the Company.

        "Participant" shall have the meaning set forth in section 8 of this Plan.

        "Percentage Weighting" shall have the meaning set forth in section 9 of this Plan.

        "Target Award" shall mean the amount determined by multiplying the market value applicable to a Participant's position for the Measurement Period by the Target Award Percentage.

        "Target Award Percentage" means a percentage designated by the Administer in its sole discretion at the beginning of the Measurement Period, which percentage need not be the same for each Participant.

   4.   SVA DEFINITIONS

        "Actual SVA" means the SVA as calculated for the Company or a subsidiary of the Company, as the case may be, for the Measurement Period.

        "Adjustment Factor" means an adjustment determined by the Administrator to the calculated target SVA to ensure alignment of the incentive plan with shareholders' interests and employee profit sharing.

         "Capital" means the net investment employed in the operations of the Company or a subsidiary of the Company, as the case may be. The components of Capital are as follows:

                       Current assets
             Plus:     Net property, plant and equipment
             Plus:     Net landing slots
             Plus:     Present Value of Operating Leases
             Plus:     Other assets
             Less:     Air traffic liability
             Less:     Current liabilities & noncurrent maintenance reserves
             Equals:   Capital

   Each component of Capital will be measured by computing an average balance based on the ending monthly balance for the twelve months of the Measurement Period in question.

        "Cost of Capital" is determined by the Administrator based on the weighted average of the after tax cost of debt and equity for the Measurement Period in question. The Cost of Capital will be reviewed and revised, if necessary, annually on a prospective basis. Calculations will be carried to one decimal point.

        "Capital Charge" means the deemed opportunity cost of employing Capital in the Company or a subsidiary of the Company, as the case may be, for the Measurement Period in question. The Capital Charge is computed as follows:

             Capital Charge = Capital x Cost of Capital

        "Net Operating Profit After Tax" or "NOPAT"

   "NOPAT" means the after tax cash earnings attributable to the capital employed in the Company or a subsidiary of the Company, as the case may be, for the Measurement Period in question. The components of NOPAT are as follows:

                       Earnings before income taxes
             Plus:     Imputed interest on operating leases
             Plus:     Interest expense
             Plus:     Change in frequent flyer liability
             Plus:     Change in accrued pension & OPEB*
             Less:     Income taxes                                      .
             Equals:   Net operating profit after tax

   ____________
   *  Before year-end contributions to pension fund.


        "Present Value of Operating Leases" means the present value, as calculated by the Chief Financial Officer of the Company subject to review and revision by the Administrator in its discretion, of the future minimum lease payments of the Company or a subsidiary of the Company, as the case may be, required under operating leases having initial or remaining noncancellable lease terms in excess of one year, which calculation shall be based upon the amounts used to generate the "Leases" footnote to the Company's financial statements.

        "Shareholder Value Added" or "SVA" means, for the period in question, the NOPAT of the Company or a subsidiary of the Company, as the case may be, that remains after subtracting the relevant Capital Charge, expressed as follows:

                  NOPAT
             Less:     Capital Charge
             Equals:   SVA

   SVA may be positive or negative.

        "Target SVA" means the level of SVA for the Company or a subsidiary of the Company, as the case may be, that is expected for the Measurement Period in question in order for a Participant to receive one hundred percent (100%) of the Target SVA Award that relates to the entity in question.

        Target SVA for the Company or a subsidiary of the Company, as the case may be, is calculated according to the following formula:

   Target SVA = Prior  Yr's Actual SVA + Prior Yr's Target SVA +
                Current Yr's Budget SVA + Adj. Factor
                                 3

   5.   DEFINITION AND COMPUTATION OF ACTUAL AWARD

        In accordance with section 9, each Participant shall have his Target Award subdivided into component targets that may consist of a Target SVA Award relating to the Company, Target SVA Awards relating to a subsidiary or subsidiaries of the Company and/or the Target Value Driver Award.

        "Target SVA Award" relating to an entity means the percentage of the Target Award that is based on SVA results of that entity.

        "Target Value Driver Award" means the percentage of the Target Award that is based on the individual's ability to meet or exceed specific performance measures that drive shareholder value as determined by the Administrator.

        "SVA Award" means an award earned by a Participant based on SVA results of the entity in question and is calculated by multiplying the Target SVA Award relating to the entity in question by a percentage that is determined as follows:

                       [Actual SVA - Target SVA]        +   1
                         [Award Table Generator]

        No Participants will be eligible for an SVA Award in the event that the Company does meet or exceed the "Some Progress" performance level under the Midwest Express Airlines, Inc. Profit Sharing Plan. Any negative SVA Award calculation will be treated as a zero award. Payment of an award that a Participant has earned will be made only in accordance with the terms of this Plan.

        "Award Table Generator" means a dollar amount chosen annually by the Administrator in respect of each of the Company and each subsidiary of the Company for the purpose of calculating the effect that differences between Actual SVA and Target SVA will have on the amount of an SVA Award. The effect of such amount is that if Actual SVA of an entity exceeds the Target SVA by such amount, then a Participant will be entitled to an SVA Award relating to such entity equal to 200% of the Target SVA Award, and if the Target SVA of an entity exceeds Actual SVA by such amount, then a Participant will be entitled to no SVA Award relating to such entity.

        "Performance Measure Award" means the award earned by a Participant based on individual value drivers, performance measures and/or individual objectives and is calculated by multiplying the Target Value Driver Award by the percentage of specific individual value driver performance measures that a Participant has met or exceeded for the Measurement Period in question. The Administrator will determine whether or not a Participant has successfully met an individual value driver performance measure target.

   6.   DESCRIPTION OF AWARD BANKS AND AWARD PAYOUTS

        Establishment of an Award Bank. To encourage a long-term commitment by Participants to the Company, all extraordinary awards (amounts above Target Award) shall be credited to "at risk" accounts with the level and timing of payout contingent on sustained high performance and improvements and continued employment as provided herein.

        "Award Bank" means, with respect to each Participant, a bookkeeping record of an account to which amounts are credited from time to time under the Plan and from which award payments to such Participant are debited.

        "Bank Balance" means, with respect to each Participant, a bookkeeping record of the net balance of the amounts credited to such Participant's Award Bank. A Participant's Bank Balance shall initially be equal to zero.

        The aggregate award earned by a Participant for a Measurement Period and the Participant's Bank Balance shall be paid to the Participant as follows:

        (a) The Company shall pay to the Participant any award earned up to the amount of the Participant's Target Award following the completion of the Measurement Period in accordance with section 12.

        (b) The Company shall credit to the Participant's Award Bank the amount of any award earned in excess of the Participant's Target Award.

        (c) After any addition relating to a Measurement Period under paragraph (b) (but whether or not there is an addition), the Company shall pay to the Participant one-third of the amount of the Participant's Bank Balance following the completion of the Measurement Period in accordance with section 12, the amount of such payment to be debited to the Award Bank.

        (d) Any remaining Bank Balance shall be carried forward to be paid in accordance with the terms of this Plan.

   7.   ADMINISTRATION

        The Plan shall be administered by the Committee, which in its absolute discretion shall have the power to amend, interpret and construe the Plan, and to resolve all questions arising hereunder. Any action by the Committee shall be final and conclusive as to all individuals affected thereby.

        The Committee may delegate to any officer or employee such ministerial or administrative duties relating to the Plan as deemed appropriate by the Committee. No member of the Committee or the CEO shall be liable for any act done or omitted to be done by such person or by any other person in connection with the Plan, except for such person's own willful misconduct or as expressly provided by statute.

   8.   ELIGIBILITY

        The Committee shall, in its sole discretion, determine for each Measurement Period those officers and employees of the Company or any Affiliate who shall be eligible to participate in the Plan (the "Participants") for such Measurement Period based upon such Participants' opportunity to have a substantial impact on the Company's operating results. Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length, or as a limitation on the right of the Company to discharge any Participant with or without cause.

   9.   WEIGHTINGS

        Prior to the beginning of each Measurement Period, or as soon as reasonably practicable thereafter, the Administrator shall make any determinations required under this Plan in respect of the Measurement Period and establish any subdivision of a Participant's Target Award that may consist of a Target SVA Award relating to the Company, Target SVA Awards relating to a subsidiary or subsidiaries of the Company and/or the Target Value Driver Award, which subdivision shall include a percentage weighting ("Percentage Weighting") applicable to each component. The total of all Percentage Weightings for a Participant shall be 100 percent.

   10.  CONTROL MEASURES

        At the time the Administrator makes any determinations required under this Plan in respect of a Measurement Period, there may also be established certain conditions known as control measures ("Control Measures") which are either personal as to one individual, or general as to a group of individuals. Failure to fulfill a Control Measure may partially or totally deprive the individual to whom the Control Measure applies of the right to receive an award, notwithstanding the level of performance attained on any or all objectives.

   11.  ADJUSTMENT OF INCENTIVE AWARD

        Except as otherwise determined by the Committee, in its sole and absolute discretion, the amount of any Incentive Award may be adjusted by the CEO, or the Committee in the case of employees who are officers of the Company, in their sole discretion, to more accurately reflect an individual Participant's performance during the Measurement Period.

        The amount of the Incentive Award, in the event of transfers to, from or between eligible positions, may be reviewed, and may be adjusted or prorated, on such basis as shall be determined fair and appropriate by the CEO, or the Committee in the case of employees who are officers of the Company.

        Termination of employment for any reason other than death, retirement, or total and permanent disability during the Measurement Period shall result in a forfeiture of any remaining Bank Balance of the Participant and of any Incentive Award attributable to performance during the Measurement Period in which termination occurred. A Participant's death, retirement or total and permanent disability during the Measurement Period may result in the pro rata or other adjustment to the amount of the Incentive Award on such basis as shall be determined fair and appropriate by the Administrator.

        Notwithstanding any provision of this Plan, no payment in respect of a Participant's Award Bank or Incentive Award shall be paid to any Participant who, in any Measurement Period, has discharged the principal accountabilities of his or her position in an unsatisfactory manner.

   12.  PAYMENT OF INCENTIVE AWARDS

        Subject to the terms of this Plan, Incentive Awards shall be determined by the Administrator and paid in one lump sum in the first quarter following the Measurement Period to which an Incentive Award relates. An Incentive Award shall be paid in cash or, in the discretion of the Administrator exercised at any time prior to payment of the Incentive Award, in whole or in part by delivering shares of common stock of the Company having a Fair Market Value (as hereinafter defined), determined as of the last business day of the Measurement Period to which an Incentive Award relates, equal to the amount of the Incentive Award to be paid in shares of such common stock. In the discretion of the Administrator, the form of payment may vary from Participant to Participant. "Fair Market Value" means the mean between the high and low sales price of such common stock, on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or if no such prior sale information is available then as determined by the Administrator. Notwithstanding the above, the Administrator may make payments at such earlier times as it may, in its sole discretion, determine, and the Administrator, or the CEO, in their sole discretion, will make such determinations as to performance, and establish procedures (including repayment of any overpayment which is determined after the completion of the final audit), implementing such early payment. The Company shall have the right to deduct from the payment any taxes required by law to be withheld thereon. The Committee may at its discretion establish rules and procedures providing for a Participant to elect to defer payment of his/her Incentive Award to a future date or dates.

   13.  MISCELLANEOUS PROVISIONS

        (a) Except as provided in this Plan, no right of any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, whether voluntary or involuntary, prior to actual payment of an Incentive Award. No Participant or any other person shall have any interest in any fund, or in any specific asset or assets of the Company, by reason of an Incentive Award that has been made but has not been paid or distributed.

        (b) The Committee may, at any time, amend this Plan, order the temporary suspension of its application, or terminate it in its entirety, provided, however, that (i) no such action shall adversely affect the rights or interests of Participants theretofore vested hereunder and (ii) the Committee may not amend the first sentence of Section 13(d) of this Plan without approval by the Board.

        (c) The terms of the Plan shall be governed, construed, administered, and regulated by the laws of the state of Wisconsin and applicable federal law. In the event that any provision of the Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal provision had never been included herein.

        (d) The total number of shares of common stock of the Company subject to issuance under the Plan may not exceed 37,500, subject to adjustment as provided below. The shares of common stock of the Company to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock, not reserved for any other purpose. In the event of any change in the shares of the Company's common stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares, or otherwise, the aggregate number of shares available under this Plan shall be appropriately adjusted by the Committee, using the same standards and/or formulas as it uses in making adjustments under the Midwest Express Holdings, Inc. 1995 Stock Option Plan.

        (e) All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

        (f) Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan.

        (g) Any rights provided to an employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable, during his lifetime, only by such employee.

        (h) Upon termination of the Plan, the Bank Balance of each Participant who is then an employee of the Company or any subsidiary of the Company shall be distributed as soon as practicable but in no event later than 90 days from such event. The Administrator, in its sole discretion, may accelerate distribution of the Bank Balance, in whole or in part, at any time without penalty.

   14.  LIMITATION

        No Continued Employment. Nothing contained herein shall provide any employee with any right to continued employment or in any way abridge the rights of the Company to determine the terms and conditions of employment and whether to terminate employment of any employee.

        No Vested Rights. Except as otherwise provided herein, no employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his Award Bank and no officer or employee of the Company or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors. The right of the Participant to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and the Participant shall have no rights in or against any specific assets of the Company as the result of participation hereunder.

        Not Part of Other Benefits. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes no obligation to Plan Participants except as specified herein. This is a complete statement, along with the Exhibits attached hereto, of the terms and conditions of the Plan.

        Other Plans. Nothing contained herein shall limit the Company or the Committee's power to grant Awards to employees of the Company, whether or not Participants in this Plan.

        Limitations. Neither the establishment of the Plan nor the grant of an award hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.

        Unfunded Plan. This Plan is unfunded. Nothing herein shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant.